CONSENT OF ERNST & YOUNG LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 44 to File No. 33-84762; Amendment No. 47 to File No. 811-8648) of WT Mutual Fund of our reports dated August 17, 2007, included in the 2007 Annual Reports to shareholders.

                                                              ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 22, 2007